SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 1995


                           BALCOR REALTY INVESTORS-83
                            Exact Name of Registrant




Illinois                                0-11805
State or other jurisdiction             Commission File Number
of organization




Balcor Plaza
4849 Golf Road
Skokie, Illinois                        36-3189175
Address of principal                    I.R.S. Employer
executive offices                       Identification

60077
Zip Code


              Registrant's telephone number, including area code:
                                 (708) 677-2900
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

North Cove Apartments

In August 1982, the Partnership acquired the North Cove Apartments utilizing approximately $8,326,820 in offering proceeds. The property was acquired subject to first mortgage financing of $12,150,000.

On April 24, 1995, the Partnership contracted to sell the property for a sale price of $10,750,000 to Pacific American Advisors Company, a Nevada corporation. The purchaser has deposited $100,000 into an escrow account as earnest money. The purchaser is expected to take title to the property subject to the existing first mortgage loan which had an outstanding principal balance of $9,817,300 as of March 31, 1995. The remaining portion of the sale price will be payable in cash at closing, scheduled to be the later of June 15, 1995 or 15 days after the receipt of consent to the sale from the holder of the first mortgage loan. If such consent is not received by July 30, 1995, the contract will be terminated.

The Partnership will pay out of sales proceeds $100,000 to an unaffiliated party as a sales commission. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          (2) Agreement of Sale relating to the sale of North Cove Apartments.


No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BALCOR REALTY INVESTORS-83


                              By:  Balcor Partners-XIII,
                                   an Illinois general
                                   partnership, its
                                   general partner

                              By:  RGF-Balcor Associates-II,
                                   an Illinois general
                                   partnership, a partner

                              By:  The Balcor Company,
                                   a Delaware corporation,
                                   a partner


                              By:  /s/Jerry M. Ogle
                                   ------------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary

Dated: May 3, 1995
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